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                                                                    EXHIBITS 5.1

                      [LETTERHEAD OF DEWEY BALLANTINE LLP]

                                                    October 2, 2002

MONY Holdings, LLC
1740 Broadway
New York, New York 10019

Ladies and Gentlemen:

          We have acted as counsel to MONY Holdings, LLC, a Delaware limited liability company (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $300,000,000 aggregate principal amount of its Series B Floating Rate Insured Notes due January 21, 2017 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding Series A Floating Rate Insured Notes due January 21, 2017 (the "Old Notes"), as described in the Registration Statement on Form S-4 relating to the Exchange Offer (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, pursuant to an indenture dated as of April 30, 2002 (the `Indenture"), by and between the Company, The MONY Group Inc. (for the limited purposes set forth therein), Ambac Assurance Corporation, and Bank One Trust Company, N.A., as trustee (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Indenture is attached as an exhibit to the Registration Statement.

          In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such agreements, instruments, certificates of public officials, certificates of officers of the Company and such other documents as we have deemed necessary or appropriate for the purpose of this opinion, including the following:

          (a) the Certificate of Formation of the Company;

          (b) the Limited Liability Company Agreement of the Company;

          (c) a record of corporate proceedings of the Company relating to the authorization of the execution and delivery of the Indenture, and the authorization of the issuance thereunder of the Old Notes and the Exchange Notes; and

          (d) the Indenture and the exhibits thereto; and

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          (e) the form of Exchange Note to be issued.

          In our examination of the foregoing documents and in rendering the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the correctness of all statements of fact in all documents examined. We have further assumed that (i) all parties to the foregoing documents (other than the Company) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform their respective obligations under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (other than the Company), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto (other than the Company) enforceable against such party in accordance with its terms. In rendering the opinion set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives.

          Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes have been duly authorized by the Company and, upon due authentication of the Exchange Notes by the Trustee and issuance pursuant to the Exchange Offer in accordance with the terms thereof, the Exchange Notes will be duly executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceedings therefor may be brought.

          In rendering the foregoing opinion, we express no opinion, either directly or indirectly, as to laws other than the laws of the State of New York and the general corporate laws of the State of Delaware. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Validity of the Notes" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   /s/ DEWEY BALLANTINE LLP